UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01    Entry into a Definitive Material Agreement.
NII Holdings, Inc. (“NII”), together with 12 of its U.S. and Luxembourg-domiciled direct and indirect subsidiaries (collectively, the “NII Debtors”) that are debtors and debtors-in-possession in chapter 11 cases (the “Chapter 11 Cases”) pending in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), holders of approximately $1.8 billion, or 65%, of the senior notes issued by NII Capital Corp. (“NII Capital”) and approximately $562 million, or 35%, of the senior notes issued by NII International Telecom S.C.A. (“NIIT”), certain other creditors of the NII Debtors (together with the foregoing holders, the “Consenting Parties”), and the official committee of unsecured creditors appointed in the Chapter 11 Cases (the “Committee”) have reached agreement regarding the terms of a plan of reorganization (the “Plan”) to be filed and proposed in the Chapter 11 Cases jointly by the NII Debtors and the Committee (the “Plan Proponents”), which have been memorialized in a term sheet agreed among such parties (the “Plan Term Sheet”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan Term Sheet.
On November 24, 2014, the NII Debtors, the Consenting Parties and the Committee entered into a Plan Support Agreement (the “PSA”) that will govern the respective parties’ obligations in connection with the formulation and filing of the Plan and the solicitation of votes with respect to the Plan. The PSA will become effective as to the NII Debtors upon the entry of an order of the Bankruptcy Court approving the PSA and authorizing their entry into it. A copy of the Plan Term Sheet is attached to the PSA.
Among other things, the PSA requires (i) the Plan Proponents to file and solicit votes on the Plan, (ii) the Consenting Parties to vote in favor of and otherwise support the Plan, and (iii) the parties thereto to use commercially reasonable efforts in furtherance of obtaining confirmation of the Plan and consummating the transactions contemplated under the Plan Term Sheet. The PSA contains certain milestone events that must be achieved by specified dates, which include the confirmation of the Plan and the occurrence of the effective date of the Plan (the ”Effective Date”). The PSA may be terminated under various circumstances, including the failure of any of these milestone events to occur by the applicable date specified in the PSA.
In accordance with the PSA, the Plan will be consistent with the Plan Term Sheet and provide for, among other things, the conversion of the senior notes issued by NII Capital and NIIT (the “Senior Notes”) into equity interests in Reorganized NII and the receipt by the Reorganized Debtors on the Effective Date of $500 million in new capital, consisting of $250 million to be raised in a rights offering and $250 million of debt financing, for which a commitment, or a reliable assurance of which, will have been obtained prior to confirmation of the Plan. The Plan Term Sheet also contemplates a process, which will be implemented only to the extent deemed necessary by the NII Debtors or the Bankruptcy Court, whereby a proposed settlement of certain inter-debtor and estate claims and claims related to the purported release of certain guarantees of the Senior Notes issued by NII Capital due 2016 and due 2019 will be evaluated by an independent manager of NIIT to determine whether NIIT should join such settlement. In the event this independent manager determines NIIT should not join the settlement, the NII Debtors and the Requisite Consenting Noteholders have the option to terminate the PSA.
The foregoing descriptions of the PSA and the Plan Term Sheet are qualified in their entirety by reference to the PSA attached hereto as Exhibit 10.1 and the Plan Term Sheet, a copy of which is attached to the PSA.
Item 7.01.    Regulation FD Disclosure.
In connection with discussions that have taken place among NII and certain other holders of Senior Notes, NII agreed to publicly disclose certain information provided or received among such holders and the NII Debtors pursuant to confidentiality agreements NII entered into with such holders. NII has made such information, which includes a proposal made by these other holders of Senior Notes, publicly available on the Bondholder Information page on its website (www.nii.com). In addition, on November 24, 2014, NII issued a news release announcing the agreement reflected in the Plan Term Sheet. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this item, the information referenced herein and Exhibit 99.1 is being furnished, not filed. Accordingly, such information in this item and Exhibit 99.1 will not be incorporated by reference into any registration statement filed by NII or any related entity under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein. By filing this Current Report on Form 8-K and furnishing this information, NII makes no admission as to the materiality of this information.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1
Plan Support Agreement, dated November 24, 2014, by and among NII Holdings, Inc., NII Capital Corp., NII Funding Corp., NII Aviation, Inc., Nextel International (Services), Ltd., NII Global Holdings, Inc., NII International Holdings S.à r.l., NII International Services S.à r.l, NII International Telecom S.C.A., NII Mercosur, LLC, McCaw International (Brazil), LLC, Airfone Holdings, LLC, Nextel International (Uruguay), LLC, entities managed by Aurelius Capital Management, LP, entities managed by Capital Research and Management Company, American Tower Corporation, American Tower do Brasil - Cessao de Infraestruturas Ltda., MATC Digital S. de R.L. de C.V. and the Official Committee of Unsecured Creditors of NII Holdings, Inc., et al.

99.1	Press Release dated November 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: November 24, 2014	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Plan Support Agreement, dated November 24, 2014, by and among NII Holdings, Inc., NII Capital Corp., NII Funding Corp., NII Aviation, Inc., Nextel International (Services), Ltd., NII Global Holdings, Inc., NII International Holdings S.à r.l., NII International Services S.à r.l, NII International Telecom S.C.A., NII Mercosur, LLC, McCaw International (Brazil), LLC, Airfone Holdings, LLC, Nextel International (Uruguay), LLC, entities managed by Aurelius Capital Management, LP, entities managed by Capital Research and Management Company, American Tower Corporation, American Tower do Brasil - Cessao de Infraestruturas Ltda., MATC Digital S. de R.L. de C.V. and the Official Committee of Unsecured Creditors of NII Holdings, Inc., et al.

99.1	Press Release dated November 24, 2014